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                                                                    Exhibit 11.1

Exhibit 11.1 - Statement Re: Computation of Per-Share Earnings

                                                           Three Months Ended December 31          Six Months Ended December 31
                                                           -------------------------------        ------------------------------

                                                               1994               1995               1994               1995
                                                           -----------       -------------        -----------        -----------
Primary

   Average common shares outstanding                         1,351,854           7,206,296          1,304,408          7,164,184

   Effect of assumed conversion of preferred stock           2,722,619                  --          2,722,619                 --

   Options and warrants issued during
     twelve-month period prior to the initial public
     offering at an exercise price below the
     assumed public offering price in accordance
     with the staff accounting Bulletin No. 83                 242,034                  --            242,034                 --

Net effect of dilutive options and warrants --
   based on the treasury stock method (or modified
   treasury stock method if applicable)
   using average market price                                  434,972                  --            427,249                 --
                                                           -----------       -------------        -----------        -----------

                                                             4,751,479           7,206,296          4,696,310          7,164,184
                                                           ===========       =============        ===========        ===========

   Net income (loss)                                       $   216,000       $  (6,656,322)       $   387,000        $(6,866,825)
                                                           ===========       =============        ===========        ===========

   Per Share amount                                        $      0.05       $       (0.92)       $     (0.08)       $     (0.96)
                                                           ===========       =============        ===========        ===========

Fully Diluted

   Average common shares outstanding                         1,351,854           7,206,296          1,304,408          7,164,184

   Effect of assumed conversion of preferred stock           2,722,619                  --          2,722,619                 --

   Options and warrants issued during
     twelve-month period prior to the initial public
     offering at an exercise price in accordance
     with staff accounting Bulletin No. 83                     242,034                  --            242,034                 --

Net effect of dilutive options and warrants --
   based on the treasury stock method (or modified
   treasury stock method if applicable)
   using year-end market price                                 469,298                  --            546,773                 --
                                                           -----------       -------------        -----------        -----------

                                                             4,785,805           7,206,296          4,815,834          7,164,184
                                                           ===========       =============        ===========        ===========

   Net Income (loss)                                       $   216,000       $  (6,656,322)       $   387,000        $(6,866,825)
                                                           ===========       =============        ===========        ===========

   Per Share amount                                        $      0.05       $       (0.92)       $      0.08        $     (0.96)
                                                           ===========       =============        ===========        ===========
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